                                                                     EXHIBIT 4.8

                              OFFICERS' CERTIFICATE

                PURSUANT TO SECTIONS 301 AND 303 OF THE INDENTURE

            The undersigned, Daniel S. Bothe, the Senior Vice President and Co-Chief Financial Officer of Arden Realty, Inc., a Maryland corporation (the "Company"), the sole general partner of Arden Realty Limited Partnership, a Maryland limited partnership (the "Issuer"), and Richard S. Davis, the Senior Vice President, Co-Chief Financial Officer and Treasurer of the Company, herein certify on behalf of the Issuer as follows:

            The undersigned, having read the Indenture, dated as of March 14, 2000 (the "Indenture"), between the Issuer and The Bank of New York, as trustee (the "Trustee"), including Sections 201, 301 and 303 thereof, and the definitions in such Indenture relating thereto and certain other corporate documents and records, and having made such examination or investigation as each considers necessary to enable the undersigned to express an informed opinion, certify that (1) the form, title and terms of the series of Securities (as defined in the Indenture) established under the Indenture to be entitled 8.50% Senior Notes due 2010 were established by resolutions (the "Pricing Resolutions") of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee") adopted pursuant to a meeting on November 15, 2000 and as are set forth in Exhibit 1 hereto, (2) the Pricing Committee was established by resolutions (the "Board Resolutions") of the Board of the Directors of the Company adopted pursuant to a meeting on October 13, 2000 and as are set forth in Exhibit 2 hereto, (3) all conditions precedent provided for in the Indenture relating to the issuance of and establishment of the form, title and terms of such series, including those set forth in Sections 201, 301 and 303 of the Indenture, have been complied with and (4) to the best knowledge of the undersigned, no Event of Default has occurred and is continuing with respect to the Securities of those series.

            As of the date hereof the Pricing Resolutions and Board Resolutions remain in full force and effect and have not been rescinded or amended.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the undersigned have hereunto signed their names as of this November 20, 2000.

                                             /s/ Daniel S. Bothe
                                             -----------------------------------
                                             Daniel S. Bothe
                                             Senior Vice President and
                                             Co-Chief Financial Officer


                                             /s/ Richard S. Davis
                                             -----------------------------------
                                             Richard S. Davis
                                             Senior Vice President, Co-Chief
                                             Financial Officer and Treasurer

            I, David A. Swartz, the General Counsel and Secretary of the Company, do hereby certify that (i) Daniel S. Bothe is on the date hereof, and has been at all times since July, 2000, the duly elected or appointed, qualified and acting Senior Vice President and Co-Chief Financial Officer of the Company, and (ii) Richard S. Davis is on the date hereof, and has been at times since July 2000, the duly elected or appointed, qualified and acting Senior Vice President, Co-Chief Financial Officer and Treasurer of the Company, and that the signatures set forth above are the genuine signatures of such officers.

                                             /s/ David A. Swartz
                                             -----------------------------------
                                             David A. Swartz
                                             General Counsel and Secretary

                                    EXHIBIT 1

                               PRICING RESOLUTIONS
                      RESOLUTIONS OF THE PRICING COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                               ARDEN REALTY, INC.
                          ADOPTED ON NOVEMBER 15, 2000

            WHEREAS, in resolutions adopted on October 13, 2000 (the "Resolutions"), the Board of Directors of Arden Realty, Inc., a Maryland corporation (the "Company"), acting in its capacity as the sole general partner of Arden Realty Limited Partnership, a Maryland limited partnership (the "Partnership"), authorized the Partnership to issue and sell senior notes in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, (the "Securities Act") in one or more tranches in an aggregate principal amount of not more than $100 million (the "Notes"), and an equal principal amount of exchange notes that may be issued in exchange for the Notes (the "Exchange Notes") pursuant to an exchange offer registered pursuant to the Securities Act, (when issued the Exchange Notes shall have identical form and terms as the Notes as set forth below); and

            WHEREAS, pursuant to the Resolutions the Board of Directors established a Pricing Committee of the Board of Directors for the purpose of approving, among other things, the amount, manner and terms of the issuance and sale of the Notes and appointed Richard S. Ziman and Victor J. Coleman, Directors of the Company, to serve on such committee.

            NOW THEREFORE, BE IT RESOLVED, that in accordance with Sections 201 and 301 of the Indenture dated March 14, 2000, between the Partnership and The Bank of New York, as trustee (the "Trustee"), relating to, among other things, the Notes (the "Indenture"), the form and terms of the Notes are hereby established (capitalized terms used in these resolutions and not otherwise defined herein having the same definitions as in the Indenture):

            1. The Notes shall constitute a separate series of securities having the title "8.50% Senior Notes due 2010."

            2. The aggregate principal amount of the Notes that shall be authenticated and delivered under the Indenture shall be $100,000,000. The series may be reopened for the issuance of additional securities of the series.

            3. The entire outstanding principal of the Notes shall be payable on November 15, 2010 (the "Maturity Date").

            4. The rate at which the Notes shall bear interest shall be 8.50% per annum; the date from which such interest shall accrue shall be November 20, 2000, the Interest Payment Dates on which such interest will be payable shall be November 15 and May 15 of each year, beginning May 15, 2001; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the date 15 calendar days immediately preceding the applicable Interest Payment Date (regardless of whether such date is a Business Day); and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

            5. The place where the principal of, premium, if any, and interest on the Notes shall be payable, where Notes may be surrendered for the registration of transfer or exchange, and where notices or demands to or upon the Partnership in respect of the Notes and the Indenture may be served shall be the office or agency maintained by the Partnership for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee at 101 Barclay St., Floor 21 West, New York, New York 10286.

            6. The Notes shall be redeemable at any time at the option of the Partnership, in whole or from time to time in part, at a Redemption Price (payable in Dollars) equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount (as defined in the forms of Notes attached hereto as Exhibit
                        C), if any, with respect to such Notes.

            7. The Notes shall not be redeemable at the option of any Holder thereof. The Notes will not have the benefit of any mandatory sinking fund.

            8. The Notes shall be issued in denominations of $1,000 and any integral multiples thereof.

            9. The Trustee shall be the initial Security Registrar, transfer agent and Paying Agent for the Notes.

            10. The entire outstanding principal amount of the Notes shall be payable upon declaration of acceleration of the maturity of the Notes pursuant to Section 502 of the Indenture.

            11. The Notes shall be denominated in U.S. Dollars. Payment of the principal of, premium, if any, and interest on the Notes shall be made in U.S. Dollars, and Holders have no right to elect the currency in which such payments are made.

            12. The amount of payments of principal of, premium, if any, and interest on the Notes shall not be determined with reference to an index, formula or other similar method.

            13. The Notes shall be issuable only as Registered Securities without coupons and shall initially be issued in permanent global form. Beneficial owners of interests in the global notes may exchange such interests for Notes of like tenor of any authorized denomination only under the circumstances provided in Section 305 of the Indenture. The Depository Trust Company ("DTC") shall be the initial depository with respect to the global notes.

            14. The Notes will not be issuable as Bearer Securities, and a temporary global certificate will not be issued.

            15. Except as otherwise provided in the Indenture and in these resolutions with respect to the payment of Defaulted Interest, interest on any Note shall be payable only to the Person in whose name that Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Payments of principal, premium, if any, and interest in respect of the Notes will be made by the Partnership by Dollar check or by wire transfer of immediately available funds (such a wire transfer to be made only to a Holder of an aggregate principal amount of Notes in excess of $5,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant Interest Payment Date and acknowledged that a wire transfer fee shall be payable).

            16. Sections 1402 and 1403 of the Indenture shall be applicable to the Notes.

            17. The Notes will be authenticated and delivered as provided in Section 303 of the Indenture.

            18. The Partnership shall not be required to pay Additional Amounts with respect to the Notes as contemplated by
                        Section 1012 of the Indenture.

            19. The Notes shall not be convertible into any other security.

            20. The Notes will be direct, senior unsecured obligations of the Partnership and will rank equally with all other senior unsecured indebtedness of the Partnership from time to time outstanding.

            21. The provisions of Section 1013 of the Indenture shall be applicable with respect to any term, provision or condition set forth in Sections 1004 to 1011, inclusive, of the Indenture.

            22. The Notes shall be subject to the restrictions on transfer set forth in the legend on the forms of Notes attached hereto as Exhibit B and the Notes shall bear such legends until the conditions for removal set forth in such legends have been satisfied.

            23. The Notes shall be entitled to the registration and exchange rights set forth in the Registration Rights Agreement attached hereto as Exhibit C.

            24. The Notes shall have such additional terms as are set forth in the forms of Notes attached hereto as Exhibit B, which terms are hereby incorporated by reference in and made a part of these resolutions and the Indenture as if set forth in full herein and therein.

            RESOLVED, that the offering price of the Notes shall be 99.164% of the principal amount thereof, and the Notes shall be sold to Lehman Brothers Inc., the Initial Purchaser, at a price equal to 98.514% of the principal amount thereof.

            RESOLVED, that the form and terms of the Purchase Agreement attached hereto as Exhibit A, the Note attached hereto as Exhibit B, and the Registration Rights Agreement attached hereto as Exhibit C are, and each of them hereby is, approved, and the execution and delivery thereof of each of the foregoing documents by officers of the Company on behalf of the Partnership are hereby authorized, approved, ratified and reconfirmed in all respects.

            RESOLVED, that each of the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer and any Executive or Senior Vice President of the Company be, and each of them acting singly, hereby is, authorized and directed, in the name and on behalf of the Partnership, and (where required) attested by the Company's Secretary, to execute and deliver the Notes, Purchase Agreement and Registration Rights Agreement in substantially the forms approved hereby, with such changes as shall have been approved by the executing officer, such approval to be conclusively evidenced by the execution thereof (it being understood that any signatures and attestations appearing on the Notes may be facsimiles thereof).

            RESOLVED, that the offering memorandum dated November 15, 2000 relating to the Notes be, and the same hereby is, ratified and approved in all respects.

            RESOLVED, that all officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Partnership, to make, execute and deliver or cause to be made, executed and delivered, and to evidence the approval of the Board of Directors of, all such officers' certificates, depository agreements, letters of representation or other agreements or arrangements necessary or appropriate in connection with the administration of any book-entry arrangements for the Notes, and such other agreements, undertakings, documents or instruments, and to perform all such acts and make all such payments, as may, in the judgment of such officer, be necessary, appropriate or desirable to effectuate the purpose of these resolutions, including the performance of the obligations of the Partnership under the Indenture, the Notes, the Purchase Agreement and any other agreement, undertaking, document or instrument referred to herein or therein.

            RESOLVED, that any and all actions heretofore taken by the officers of the Company on behalf of the Partnership pursuant to the authority conferred by the preceding resolutions and consistent therewith is ratified, approved and confirmed.

                                    EXHIBIT 2

                                BOARD RESOLUTIONS
                               RESOLUTIONS ADOPTED
                                OCTOBER 13, 2000
                                     BY THE
                               BOARD OF DIRECTORS
                                       OF
                               ARDEN REALTY, INC.,
                             A MARYLAND CORPORATION

                    APPROVAL OF SENIOR DEBT OFFERING ISSUANCE

            WHEREAS, the Board of Directors of Arden Realty, Inc., a Maryland corporation (the "Company"), acting in its capacity as the general partner of Arden Realty Limited Partnership, a Maryland limited partnership (the "Partnership"), believes it to be in the best interest of the Partnership to cause the Partnership to issue and sell senior notes in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, (the "Securities Act") in one or more tranches in an aggregate principal amount of not more than $100 million (collectively, the "Notes") and an equal aggregate principal amount of exchange notes that may be issued in exchange for the Notes (the "Exchange Notes" and collectively with the Notes, the "Securities") pursuant to an exchange offer registered pursuant to the Securities Act, such Notes to be the senior unsecured obligations of the Partnership and ranking equal in right of payment with all existing and future senior unsecured obligations of the Partnership, including borrowings under its lines of credit and its outstanding senior notes, and subordinated in right of payment to secured indebtedness of the Partnership, each Note to be offered at such time, at prices and upon terms to be established by the Pricing Committee (as defined below) so as to raise proceeds for the Partnership;

            NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby authorizes and approves the issuance and sale by the Partnership of not more than $100 million in the aggregate principal amount of Notes through an offering which is exempt from registration under the Securities Act, and which may be resold in accordance with Rule 144A of the Securities Act, on such specific terms and conditions as may be established by the Pricing Committee (as defined below) and a like amount of Exchange Notes issued pursuant to an exchange offer registered pursuant to the Securities Act.

            RESOLVED FURTHER, that the officers of the Company be, and each of them, is authorized for and on behalf of the Partnership to prepare, execute and deliver the Securities on behalf of the Partnership as authorized above, in substantially such form as shall be set forth in the Indenture (as defined below) relating thereto or as shall be otherwise approved by any such officer, with such changes therein, additions thereto and all deletions therefrom as the officers executing the same shall approve, as conclusively evidenced by their execution and delivery thereof, that the signatures of any of the foregoing officers on the Securities may be manual or facsimile; and that if any such officer who signs or whose facsimile signature appears upon any Security ceases to hold such office prior to the authentication and delivery of any such Security, the Security so signed or bearing such facsimile signature shall nevertheless be valid.

            RESOLVED FURTHER, that when the Partnership shall have issued and sold the Securities in accordance with the provisions of the Indenture (as defined below) and the Purchase Agreement (as defined below) pertaining thereto, the Securities shall be valid and binding obligations of the Partnership, will be entitled to the benefits of the Indenture, and will be enforceable against the Partnership in accordance with their terms.

            RESOLVED FURTHER, that the officers of the Company be, and each of them is authorized to appoint in the name and on behalf of the Partnership one or more trustees, transfer agents, depositaries, calculation agents, exchange rate agents and other corporate or fiscal agents to facilitate the offer, issuance and sale of the Securities, subject to final approval by the Pricing Committee, and to execute and deliver in the name and on behalf of the Partnership any agreements or other documents that any such officer shall deem necessary or desirable and shall approve, such approval to be conclusively evidence by his execution thereof.

PRICING COMMITTEE

            RESOLVED FURTHER, that a pricing committee of the Board of Directors (the "Pricing Committee") is hereby created for the purpose of approving the specific amount, manner and terms of the issuance and sale of the Securities.

            RESOLVED FURTHER that Richard S. Ziman and Victor J. Coleman, Directors of the Company, are hereby appointed to serve on the Pricing Committee.

            RESOLVED FURTHER, that subject to any limitations contained in these resolutions, the Company's Charter or Bylaws or the Partnership's Second Amended and Restated Agreement of Limited Partnership, as amended, the Pricing Committee is hereby authorized to approve, in a manner not inconsistent with any of the foregoing resolutions, any and all final terms of the offering of the Securities, such committee being hereby specifically authorized to negotiate and approve any purchase agreement, registration rights agreement, indenture, discounts and commissions and establish the title, aggregate principal amount, currency, form (which may be registered or bearer, or global or certificated), denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption by the Partnership and by the holders thereof, terms for sinking fund payments, approve the form of any instrument representing the Securities and select the trustee under any and all indentures entered into in connection therewith.

OFFERING MEMORANDUM

            RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized to prepare an offering memorandum (the "Offering Memorandum") setting forth certain information about the Partnership and the offering of the Notes and that such Offering Memorandum, in such form and with such changes, additions and modifications thereto as the officers of the Company shall approve or deem necessary, appropriate or advisable, be, and hereby is, approved, and that each officer of the Company is hereby authorized and directed to deliver the Offering Memorandum to the Initial Purchasers (as defined below) of the Notes.

            RESOLVED FURTHER, that all actions previously taken by any officer of the Company in connection with the preparation and delivery of the Offering Memorandum are hereby adopted, ratified, confirmed and approved in all respects.

INDENTURE

            RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized to negotiate, execute, seal, acknowledge and deliver for and on behalf of the Partnership (i) any and all documents necessary, under which the Securities may, in such officer's discretion, be issued subject to the limitations provided in that certain Indenture between the Partnership and The Bank of New York, as trustee, dated March 14, 2000, the ("Indenture"), and (ii) any amendment or amendments to the Indenture, in such form and upon such terms and conditions as any such officer shall deem necessary or desirable and shall approve, subject to final approval by the Pricing Committee, such approval to be conclusively evidenced by his execution thereof, and such Indenture and any amendment thereto be, and they hereby are, approved, and the execution, delivery and performance by the Partnership and the consummation by the Partnership of the transactions contemplated thereby be, and they hereby are, approved in all respects.

PLACEMENT AGENTS

            RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed on behalf of the Partnership to engage Lehman Brothers Inc. and such other firms as any such officer shall deem appropriate, to act as initial purchasers for the private placement of the Notes (the "Initial Purchasers").

PURCHASE AGREEMENT

            RESOLVED FURTHER, that the officers of the Company be and each of them hereby is, authorized to negotiate for and on behalf of the Partnership, a purchase agreement between the Initial Purchasers and the Partnership (the "Purchase Agreement") and such Purchase Agreement be, and it hereby is, approved, and the execution, delivery and performance by the Partnership and the consummation by the Partnership of the transactions contemplated thereby be, and they hereby are, approved in all respects; and the officers of the Company be, and each of them acting alone hereby is, authorized to execute and deliver the Purchase Agreement on behalf of the Partnership, in such form and with such changes, additions and modifications thereto as the officers of the Company shall approve or deem necessary, appropriate or advisable, such execution and delivery to be conclusive evidence of such approval on behalf of the Partnership.

OTHER AGREEMENTS

            RESOLVED FURTHER, that officers of the Company be, and each of them hereby is, authorized to negotiate, execute and deliver for and on behalf of the Partnership any other agreement or agreements any such officer may deem necessary or appropriate in connection with the arrangements for or purchase of any of the Securities, in such form and upon such terms and conditions as any such officer shall deem necessary or desirable and shall approve such approval to be conclusively evidenced by his execution thereof.

DEPOSITORY TRUST COMPANY

            RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized to execute and deliver on behalf of the Partnership all such documents and to take all such actions to qualify the Notes to be eligible for clearance and settlement through the Depository Trust Company and each officer shall have the authority to make such changes in, or to take any further action with respect to, any document or matter relating thereto as such officer may deem necessary, appropriate or advisable in connection with such qualification.

REGISTERED EXCHANGE OFFER AND REGISTRATION RIGHTS AGREEMENT

            RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized to negotiate for and on behalf of the Partnership, a Registration Rights Agreement by the Partnership relating to the future filing of a registration statement with respect to a registered offer (the "Registered Exchange Offer") to exchange the Notes for Exchange Notes, which will have terms substantially identical in all material respects to the Notes except that such Exchange Notes will not contain terms with respect to transfer restrictions, and such Registration Rights Agreement be, and it hereby is, approved, and the execution, delivery and performance by the Partnership and the consummation by the Partnership of the transactions contemplated thereby be, and they hereby are, approved in all respects; and the officers of the Company be, and each of them acting alone hereby is, authorized to execute and deliver the Registration Rights Agreement on behalf of the Partnership, in such form and with such changes, additions and modifications thereto as the officers of the Company shall approve or deem necessary, appropriate or advisable such execution and delivery to be conclusive evidence of such approval on behalf of the Partnership.

REGISTRATION STATEMENT

            RESOLVED FURTHER, that the filing with the Securities and Exchange Commission in accordance with the Securities Act, and in conformity with the rules and regulations thereunder, of a registration statement covering the resale of the Notes or Exchange Notes (the "Registration Statement") pursuant to the Registration Rights Agreement, in the form and with such other changes as may be approved by one or more of the officers of the Company, be and it hereby is, approved, and the execution, delivery and performance by the Partnership and the consummation by the Partnership of the transactions contemplated thereby be, and they hereby are, approved in all respects; and the officers of the Company be, and each of them acting alone hereby is, authorized to execute and file the Registration Statement on behalf of the Partnership, in such form and with such changes, additions and modifications thereto as the officers of the Company shall approve or deem necessary, appropriate or advisable, such execution and delivery to be conclusive evidence of such approval on behalf of the Partnership.

STATE AND FOREIGN SECURITIES LAWS

            RESOLVED FURTHER, that the officers be, and each of them hereby is, authorized and directed, by and on behalf of the Partnership, and in its name, to take any and all actions which they deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Notes for issue, offer, sale or trade under the Blue Sky or securities laws of any of the states of the United States of America or any foreign jurisdictions, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable to maintain any such registration or qualification for as long as they deem necessary.

            RESOLVED FURTHER, that there is hereby adopted and incorporated herein by reference, the full text of any resolutions in statutory or regulatory form that may be required by any state or other jurisdictional authority in connection with any such registration or qualification, and the Secretary or any Assistant Secretary of the Company is hereby authorized and empowered to certify to any such state authority that such resolutions have been adopted, and there is hereby adopted the following resolution under the Uniform Securities Act:
"RESOLVED, that it is desirable and in the best interest of this Partnership that its securities be qualified or registered for sale in various states; that the President or any Vice President and the Secretary of the Company hereby is authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this

Partnership as said executive officers may deem advisable; that such executive officers are hereby authorized to perform on behalf of this Partnership any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such executive officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Partnership and the approval and ratification by this Partnership of the papers and documents so executed and the action so taken."

            RESOLVED FURTHER, that if any state securities administrator shall require certain resolutions to be adopted by the Board of Directors to evidence the authority conferred upon any such state securities administrator by these resolutions, the officers be, and each of them individually hereby is, authorized to prepare and certify the appropriate form of resolutions so required, and such resolutions shall thereupon be incorporated and adopted by reference, to the same extent as if presented to and adopted by the Board of Directors, provided that a copy of any such resolutions shall be affixed to these minutes by the Secretary or Assistant Secretary of the Company.

PAYMENT OF EXPENSES

            RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed to cause the Partnership to pay any and all expenses and fees arising in connection with the sale of the Notes, the filing of any application or registration under the securities or Blue Sky Laws of the various states and jurisdictions, and otherwise in connection with these resolutions.

GENERAL

            RESOLVED FURTHER, that all actions previously taken by any officer of the Company in connection with the transactions contemplated by the foregoing resolutions are hereby adopted, ratified, confirmed and approved in all respects.

            RESOLVED FURTHER, that each officer of the Company for and on behalf of the Partnership, is hereby authorized, in the name and on behalf of the Partnership, to take or cause to be taken any and all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, documents, certificates and undertakings, and to incur all such fees and expenses as in their sole judgment shall be necessary, appropriate or advisable to carry into effect the purpose and intent of any and all of the foregoing resolutions.

            RESOLVED FURTHER, that these Resolutions be filed with the minutes of the proceedings of the Board of Directors.